UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN SECURITY RESOURCES CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	90-0179050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9601 Katy Freeway, Suite 220
Houston, Texas 77024
(Address of Principal Executive Office)

2009 Stock Option Plan
(Full title of the plan)

Frank Neukomm
9601 Katy Freeway, Suite 220
Houston, Texas 77024
(Name and address of agent for service)

Telephone: 713-465-1001
(Telephone number, including area code, of agent for service)

Large accelerated filer                                             Accelerated filer
Non-accelerated filer                                           Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	200,000,000	$0.00154	$308,000	$12.10
TOTAL				$12.10

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer’s Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices for a share of common stock as reported by the Over-The-Counter Bulletin Board.

PART I

ITEM 1.                      PLAN INFORMATION
The documents containing the information specified in Item 1 will be sent or given to participants in the 2009 Stock Option Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:
Frank Neukomm
American Security Resources Corp.
9601 Katy Freeway, Suite 220
Houston, Texas 77024
713-465-1001

EXPLANATORY NOTE

Pursuant to General Instruction C of Form S-8, the resale prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock and/or options to purchase shares of common stock to executive officers and directors of American Security Resources Corp.

RESALE PROSPECTUS
200,000,000 SHARES OF COMMON STOCK OF
AMERICA SECURITY RESOURCES CORP.

This Resale Prospectus relates to the offer and sale of up to 200,000,000 shares of our common stock from time to time by selling stockholders of shares of our common stock. The common stock is issuable to the selling stockholders from time to time under the Plan.

Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol “ARSC.”  On January 28, 2009, the closing price of a share of our common stock was $0.0011 per share.

We will not receive any of the proceeds from the sales by the selling stockholders. The common stock may be sold from time to time by the selling stockholders either directly in private transactions, or through one or more brokers or dealers, or any other market or exchange on which the common stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Upon any sale of the common stock, by a selling stockholder and participating agents, brokers, dealers or market makers may be deemed to be underwriters as that term is defined in the Securities Act, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

No underwriter is being utilized in connection with this offering. We will pay all expenses incurred in connection with this offering and the preparation of this Resale Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS RESALE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Resale Prospectus is January 29, 2009.

TABLE OF CONTENTS

Risk Factors	6
Where You Can Find More Information	9
Incorporation Of Certain Documents By Reference	9
Note Regarding Forward Looking Statements	10
Use Of Proceeds	11
Dilution	11
Selling Stockholders	11
Plan Of Distribution	11
Description Of Securities To Be Registered	12
Legal Matters	14
Experts	14

You should rely only on the information contained in this Resale Prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference to this Resale Prospectus. The information contained in this Resale Prospectus is accurate only as of the date of this Resale Prospectus, regardless of the time of delivery of this Resale Prospectus or of any sale of the common stock.

RISK FACTORS
Any investment in our securities involves a high degree of risk.  You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities.

THE COMPANY IS A DEVELOPMENT STAGE COMPANY AND THERE CAN BE NO ASSURANCE THE COMPANY WILL SUCCESSFULLY IMPLEMENT ITS PLANS.
The Company is in the development stage and its operations are subject to the considerable risks inherent in the establishment of a new business enterprise.  The Company’s likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business which seeks to obtain funds to finance its operations in a highly competitive environment.  There can be no assurance that the Company will successfully implement any of its plans in a timely or effective manner or that the Company will ever be profitable. In addition, there can be no assurances that we will choose to continue any of our current product candidates because we intend to consider and, as appropriate, divest ourselves of products or businesses that may no longer be a strategic fit to our business strategy.

WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE
We have incurred annual operating losses since our inception. As a result, at September 30, 2008, we had an accumulated deficit of $2,034,131. For the nine months ended September 30, 2008 we received no revenues and suffered a loss from operations of $3,423,779 and a net loss applicable to common shareholders of $3,423,779. As we pursue our business plan, we expect our operating expenses to increase significantly, especially in the areas of sales and marketing. As a result of these expected cost increases, we expect to incur losses from operations in 2009.

WE HAVE A LIMITED CASH AND LIQUIDITY POSITION AND MAY NEED TO RAISE ADDITIONAL FUNDS TO FUND OPERATIONS
As of September 30, 2008, we had cash and cash equivalents balances of $28,366 and working capital of ($2,533,660). We will likely need to raise additional capital during 2009 to fund our business operations and any unexpected or unanticipated working capital expenditures. Moreover, we anticipate that we will need additional capital in the future to continue to expand our business operations. We have historically financed our operations through private equity and debt financings. We do not have any commitments for equity funding at this time, and additional funding may not be available to us on favorable terms, if at all. As such there is no assurance that we can raise additional capital from external sources, the failure of which could cause us to sell assets or curtail operations.

A DEFAULT OF THE TERMS OF OUR SIGNIFICANT DEBT OBLIGATIONS MAY SUBJECT US TO THE RISK OF FORECLOSURE ON CERTAIN OF OUR ASSETS
As of September 30, 2008, our assets are collateral for the financing agreement with St. George.  We are currently in default in our financing agreement with St. George and Golden Gate.  The occurrence of an event of default under any of our obligations might subject us to foreclosure by the lender to the extent necessary to repay any amounts due. If a foreclosure were to happen, it would have a material adverse effect on our financial condition. We are not required to establish a sinking fund for the repayment of our outstanding debt. Accordingly, we may be required to obtain funds to repay the debt either through refinancing or the issuance of additional equity or debt securities. We may be unable to obtain the funds needed, if any, to repay the obligations from any one or more of these other sources on favorable economic terms or at all.

THE MARKET PRICE OF OUR COMMON STOCK IS VERY VOLATILE AND THE VALUE OF YOUR INVESTMENT MAY BE SUBJECT TO SUDDEN DECREASES.
The trading price for our common stock has been, and we expect it to continue to be, volatile.  The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results and general market and economic conditions, which are beyond our control. Factors such as fluctuations in our financial and operating results, technological innovations or new commercial products and services by us or our competitors, could also cause the market price of our common stock to fluctuate substantially. In addition, the stock market has, from time to time, experienced extreme price and volume fluctuations. These broad market fluctuations may lower the market price of our common stock. Moreover, during periods of stock market price volatility, share prices of many companies have often fluctuated in a manner not necessarily related to their operating performance. Accordingly, our common stock may be subject to greater price volatility than the stock market as a whole.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN INVESTMENT DECISION.
To date, we have no products and we have not demonstrated an ability to perform the functions necessary for the successful commercialization of any of our product candidates.  The successful commercialization of our product candidates will require us to perform a variety of functions.  Our operations have been limited to organizing and staffing our company, acquiring, developing and securing our proprietary technologies.  These operations provide a limited basis for you to assess our ability to commercialize our intellectual property and the advisability of investing in our securities.

WE COMPETE WITH MANY COMPANIES THAT ARE LARGER AND BETTER FINANCED THAN WE ARE, AND OUR GROWTH AND PROFITABILITY ARE DEPENDENT ON OUR ABILITY TO COMPETE WITH THESE ENTITIES.
We face competition from many entities with significantly greater financial resources, well-established brand names and larger customer bases. We may become subject to severe price competition for our products and services as companies seek to enter our industry or current competitors attempt to gain market share. We expect competition to intensify in the future and expect significant competition from traditional and new companies and technologies in the energy production market. If we are unable to make products competitively priced and attain a larger market share in the markets in which our products will compete, our ability to achieve profitability may suffer.

WE DEPEND UPON OUR INTELLECTUAL PROPERTY AND OUR FAILURE TO PROTECT EXISTING INTELLECTUAL PROPERTY OR SECURE AND ENFORCE SUCH RIGHTS FOR NEW PROPRIETARY TECHNOLOGY COULD ADVERSELY AFFECT OUR FUTURE GROWTH AND SUCCESS.
 The Company's ability to successfully protect its proprietary technology is essential to its success. The Company has filed trademark and patent applications to protect intellectual property rights for technology that it develops. The Company's future success also may depend upon its ability to obtain additional licenses for other intellectual properties. The Company may not be successful in acquiring additional intellectual property rights with significant commercial value on acceptable terms. Even if the Company is successful in acquiring such rights, it can provide no assurance that it will be successful in adapting or deploying them as to the timing or cost of such development efforts or as to the commercial success of the resulting products or services.

OUR COMPETITORS MAY DEVELOP NON-INFRINGING PRODUCTS OR TECHNOLOGIES THAT ADVERSELY AFFECT OUR FUTURE GROWTH AND REVENUES.
It is possible that our competitors will produce proprietary technologies similar to ours without infringing on our intellectual property rights. We also rely on unpatented proprietary technologies. It is possible that others will independently develop the same or similar technologies or otherwise obtain access to the unpatented technologies upon which we rely for future growth and revenues. Failure to meaningfully protect our trade secrets, know-how or other proprietary information could adversely affect our future growth and revenues.

WE MAY INCUR SIGNIFICANT LITIGATION EXPENSES PROTECTING OUR INTELLECTUAL PROPERTY OR DEFENDING OUR USE OF INTELLECTUAL PROPERTY, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW.
Significant litigation regarding intellectual property exists in our industry. Competitors and other third parties may infringe on our intellectual property rights. Alternatively, competitors may allege that we have infringed on their intellectual property rights, resulting in significant litigation expenses, which would reduce our cash flow. Any claims, even those made by third parties who are without merit, could:

—	be expensive and time consuming to defend, resulting in the diversion of management's attention and resources;
—	require us to cease making, licensing or using products or systems that incorporate the challenged intellectual property; or
—	require us to spend significant time and money to redesign, re-engineer or re-brand our products or systems if feasible.

The Company is presently involved in pending litigation for alleged patent infringement by a third party regarding their patent. The Company has made attempts to seek settlement of this matter with the opposing party, however, the Company affirmatively defends its position that it has not infringed on the third party patent. An evaluation of the likelihood of an unfavorable outcome regarding the above mentioned matter is too preliminary at this time to determine. The Company will continue to assess the impact in future periods.

THE COMPANY MAY ENTER INTO AGREEMENTS THAT WILL ALLOW CERTAIN INVESTORS TO PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.
From time to time, the Company may enter into investment agreements that will allow the investors to purchase our shares at a discount to the market price.  The Company has financing agreements with St. George and Golden Gate to issue shares at discount to the market price.  Each issuance of shares of our common stock will dilute the value of each share of common stock due to the increase in the number of outstanding shares. The investors will have a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If the investor sells our shares, the price of our common stock may decrease.  If our stock price decreases, the investor may have a further incentive to sell such shares.  Accordingly, the discounted sales price in these investment agreements may cause the price of our common stock to decline.

ADDITIONAL CAPITAL MAY DILUTE CURRENT STOCKHOLDERS.
In order to provide capital for the operation of our business we may enter into additional financing arrangements.  These arrangements may involve the issuance of new common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock.  Any of these items could result in a material increase in the number of shares of common stock outstanding which would in turn result in a dilution of the ownership interest of existing common shareholders.  In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

A LOW MARKET PRICE MAY SEVERELY LIMIT THE POTENTIAL MARKET FOR THE COMPANY’S COMMON STOCK.
The Company’s common stock is currently trading at a price below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers.  These rules generally apply to any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions (a “penny stock”).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.

Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Company’s common stock.

THE COMPANY IS UNLIKELY TO PAY DIVIDENDS ON ITS COMMON STOCK.
The Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.  While its dividend policy will be based on its operating results and capital needs, the Company anticipates that all earnings, if any, will be retained to finance its future operations.

OUR BUSINESS IS AT AN EARLY STAGE OF DEVELOPMENT.
Our business is at an early stage of development.  Our subsidiaries, Hydra Fuel Cell Corporation has completed the initial development stage of the HydraStax® unit and testing for certification is currently underway.  Our potential products will require regulatory approval prior to marketing in the United States and other countries. Obtaining such approval will require additional research and development and testing. We may not be able to develop any products, to obtain obtain certification or to commercialize any products.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the Commission maintains at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The Commission also maintains a web site http://www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to register with the SEC the shares of our common stock described in this Resale Prospectus. This Resale Prospectus is part of that Registration Statement and provides you with a general description of the Shares being registered, but does not include all of the information you can find in the Registration Statement or the exhibits. You should refer to the Registration Statement and its exhibits for more information about us and the Shares being registered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this Resale Prospectus, which means that we can disclose important information to you by referring to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this Resale Prospectus, except for information superseded by this prospectus. This Resale Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC as of their respective filing dates. These documents contain important information about us and our finances.

(1)	The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed on April 15, 2008, and the amendment thereto filed on Form 10-KSB/A, filed on September 3, 2008;

(2)	Quarterly Reports on Form 10-QSB:
a.	for the quarter ended March 31, 2008 filed May 27, 2008, and the amendment thereto filed on Form 10-Q/A, filed on November 19, 2008;
b.	for the quarter ended June 30, 2008 filed August 19, 2008, and the amendment thereto filed on Form 10-Q/A, filed on November 19, 2008; and
c.	for the quarter ended September 30, 2008, filed on November 19, 2008;

(3)	Current Reports on Form 8-K filed:
a.	March 8, 2008;
b.	June 19, 2008;
c.	July 16, 2008;
d.	July 24, 2008;
e.	August 19, 2008, and the amendment thereto filed on Form 8-K/A, filed August 19, 2008;
f.	September 26, 2008;
g.	November 19, 2008, and the amendment thereto filed on Form 8-K/A, filed November 19, 2008;
h.	December 31, 2008; and
i.	January 9, 2009.

All documents filed by American Security Resources Corp. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Included in this Resale Prospectus are “forward-looking” statements, as well as historical information.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.”  Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative.  Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this Resale Prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.  We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

Any investment in our securities involves a high degree of risk.  You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares which may be sold pursuant to this Resale Prospectus for the respective accounts of the selling stockholders. All such proceeds, net of brokerage commissions, if any, will be received by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

DILUTION
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of September 30, 2008, the net tangible book value of our common stock was ($2,533,660) or (0.009) per share, based upon 286,999,110 shares outstanding on September 30, 2008.  Due to the nature of the 2009 Stock Option Plan, the purchase price paid by our officer, directors, employees and consultants under the 2009 Stock Option Plan is variable, as is the purchase price paid by the public upon the resale by our officer, directors, employees and consultants of our common stock.   The following tables show the dilution based upon a resale price of our common stock at $.0011 per share.

Without taking into account any changes in the pro forma net tangible book value prior to the this offering, other than to give effect to the issuance of 200,000,000 shares at an offering price of $0.0011 per share (based upon the closing price of our common stock on January 28, 2009) and the application of the net proceeds of $308,000, the pro forma net tangible book value of the Company’s common stock after this offering will be $(2,218,660) or $(0.005) per share. Consequently, based on the above assumptions, the purchasers of the common stock offered hereby will sustain an immediate substantial dilution (i.e., the difference between the purchase price of $0.0011 per share of common stock and the net tangible book value per share) after the offering of $0.006 per share. The following table illustrates such dilution:

Per Share Price	$ 0.0011
Per Share Pro Forma Net Tangible Book Value as of September 30, 2008	$ (0.009)
Per Share Increase Attributable to New Investors	$ 0.004
Per Share Pro Forma Net Tangible Book Value After the Offering	$ (0.005)
Per Share Dilution to New Investors	$ 0.006

SELLING STOCKHOLDERS
The selling stockholders will be our current or future officers, directors, consultants and employees who acquire shares of our common stock pursuant to the Plan and are considered our “affiliates” as that term is defined in the federal securities laws. The selling stockholders may from time to time resell all, a portion, or none of the shares of our common stock covered by this Resale Prospectus.

As of the date of this Prospectus, no shares of common stock were subject to existing options under the Plan, and 200,000,000 were available for future grants.

PLAN OF DISTRIBUTION
The Shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following, without limitation:

(a)	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b)	purchases by a broker or dealer as principal and resale by such broker or dealer or for its account pursuant to the Resale Prospectus, as supplemented;
(c)	an exchange distribution in accordance with the rules of such exchange; and
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers.
(e)
the selling stockholder and sales to and through other broker-dealers or agents that participate with the selling stockholder in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In addition, any securities covered by this Resale Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Resale Prospectus, as supplemented. From time to time, the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith. Sales may also take place from time to time through brokers pursuant to pre-arranged sales plans intended to qualify under SEC Rule 10b5-1.

 There is no assurance that the selling stockholder will sell all or any portion of the shares covered by this Resale Prospectus.

All expenses of registration of the common stock, other than commissions and discounts of underwriters, dealers or agents, shall be borne by us. As and when we are required to update this Resale Prospectus, we may incur additional expenses.

DESCRIPTION OF SECURITIES TO BE REGISTERED
General
We are authorized to issue 750,000,000 shares of common stock, $.001 par value, and 2,000,000 shares of preferred stock, $0.001 par value, of which 1,000,000 have been designated Series A Preferred Super Voting Convertible Stock, and 1,000,000 shares of Series B Preferred Stock, par value $0.001.

Common Stock
As of September 30, 2008, there were (i) 297,802,813 shares of common stock issued and outstanding and approximately 2,812 shareholders, (ii) 1,000,000 shares of Series A Preferred Super Voting Convertible Stock outstanding, and (iii) no shares of Series B Preferred Stock outstanding.

The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders.  The holders of common stock have the sole right to vote, except as otherwise provided by law or by our certificate of incorporation, including provisions governing any preferred stock.  The common stock does not have any cumulative voting, preemptive, subscription or conversion rights.  Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if declared by our board of directors out of funds legally available.  In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

The Series A Preferred shares are convertible into common stock on a 1 to 1 basis and entitled to 500 to 1 Super Voting Rights on any issue requiring a shareholder vote.  These Super Voting Rights shall expire with the expiry of obligations under a certain convertible debenture issued by the Company to an accredited investor on February 29, 2008, or at such time as holder of the Series A Preferred Shares convert to common stock.

Nevada anti-takeover statue and charter provisions.
Nevada anti-takeover statue.  Nevada’s “Business Combinations” statute, Sections 78.411 through 78.444 of the Nevada Revised Statutes, which applies to Nevada corporations having at least 200 shareholders which have not opted-out of the statute, prohibits an “interested shareholder” from entering into a “combination” with the corporation, unless certain conditions are met. A “combination” includes (a) any merger or consolidation with an “interested shareholder”, or any other corporation which is or after the merger or consolidation would be, an affiliate or associate of the interested shareholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to or with an “interested shareholder,” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets determined on a consolidated basis, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (iii) representing 10% or more of the earning power or net income of the corporation determined on a consolidated basis, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to any interested shareholder, having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made pro rata to all shareholders of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or under any agreement, arrangement or understanding, whether or not in writing, with the “interested shareholder,” (e) certain transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the “interested shareholder,” or (f) the receipt of benefits, except proportionately as a shareholder, of any loans, advances or other financial benefits by an “interested shareholder”.

An interested shareholder is a person who (i) directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

A corporation to which the statute applies may not engage in a combination within three years after the interested shareholder acquired its shares, unless the combination or the interested shareholder’s acquisition of shares was approved by the board of directors before the interested shareholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the corporation’s Articles of Incorporation are met and either (a)(i) the board of directors of the corporation approves, prior to the “interested shareholder’s” date of acquiring shares, or as to which the purchase of shares by the “interested shareholder” has been approved by the corporation’s board of directors before that date or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the “interested shareholder” at a meeting called no earlier than three years after the date the “interested shareholder” became such or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443 of the Nevada Revised Statutes, inclusive, and prior to the consummation of the combination, except in limited circumstances, the “interested shareholder” will not have become the beneficial owner of additional voting shares of the corporation.

Nevada law permits a Nevada corporation to “opt out” of the application of the Business Combinations statute by inserting a provision doing so in its Articles of Incorporation or Bylaws. We have inserted such a provision our Articles of Incorporation or our Bylaws. The Articles may be amended at any time to subject us to the effect of the “Business Combinations” statutes. Under Nevada law, our Articles of Incorporation may be amended pursuant to a resolution adopted by our Board of Directors and ratified by a vote of a majority of the voting power of our outstanding voting stock.

Nevada’s “Control Share Acquisition” statute, Sections 78.378 through 78.3793 of the Nevada Revised Statutes, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s shareholders. The statute specifies three thresholds: at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, of all the outstanding voting power. Once an acquiror crosses one of the above thresholds, shares, which it acquired in the transaction taking it over the threshold or within ninety days become “Control Shares” which are deprived of the right to vote until a majority of the disinterested shareholders restore that right. A special shareholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition. If no such request for a shareholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual shareholders’ meeting. If the shareholders fail to restore voting rights to the acquiror or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its Articles of Incorporation or Bylaws, call certain of the acquiror’s shares for redemption. The Control Share Acquisition statute also provides that the shareholders who do not vote in favor of restoring voting rights to the Control Shares may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid in the transaction subjecting the shareholder to the statute).

The Control Share Acquisition statute only applies to Nevada corporations with at least 200 shareholders, including at least 100 shareholders who have addresses in Nevada appearing on the stock ledger of the corporation, and which do business directly or indirectly in Nevada. We do not have at least 100 shareholders who have addresses in Nevada appearing on our stock ledger. Therefore, the Control Share Acquisition statute does not currently apply to us. If the “Business Combination” statute and/or the “Control Share Acquisition” statute becomes applicable to us in the future, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control over us and to make changes in management more difficult.

Certificate of incorporation.  Our certificate of incorporation provides for the authorization of our board of directors to issue, without further action by the stockholders, up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions on the preferred stock.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage transactions that may involve an actual or threatened change of control of American Security Resources Corp.  These provisions are designed to reduce the vulnerability of American Security Resources Corp to an unsolicited proposal for a takeover of American Security Resources Corp.  However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of American Security Resources Corp.  These provisions may also have the effect of preventing changes in the management of American Security Resources Corp.

LEGAL MATTERS
The validity of the common stock issuable under the Plan has been passed upon for us by Brewer & Pritchard, PC.  Thomas Pritchard has received shares of common stock in lieu of cash for past services rendered and in the future may receive shares of common stock for services rendered.  Neither Thomas Pritchard nor Brewer & Pritchard currently own any shares of the Company’s common stock.  Neither Thomas C. Pritchard, nor the law firm of Brewer & Pritchard has been employed on a contingent basis.  Other than the shares of Company common stock to be issued, neither Mr. Pritchard nor Brewer & Pritchard has or is to receive a substantial interest direct or indirect in Registrant, nor are either of them connected with Registrant other than in their role as outside legal counsel for the Company.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2007 have been so incorporated in reliance on the report of M&K CPAS, PLLC (formerly McElravy, Kinchen & Associates, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents filed by American Security Resources Corp. (“the Company”) with the Securities and Exchange Commission (“SEC”) are incorporated in this Form S-8 by reference:

(1)	The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed on April 15, 2008, and the amendment thereto filed on Form 10-KSB/A, filed on September 3, 2008;

(2)	Quarterly Reports on Form 10-QSB:
a.	for the quarter ended March 31, 2008 filed May 27, 2008, and the amendment thereto filed on Form 10-Q/A, filed on November 19, 2008;
b.	for the quarter ended June 30, 2008 filed August 19, 2008, and the amendment thereto filed on Form 10-Q/A, filed on November 19, 2008; and
c.	for the quarter ended September 30, 2008, filed on November 19, 2008;

(3)	Current Reports on Form 8-K filed:
a.	March 8, 2008;
b.	June 19, 2008;
c.	July 16, 2008;
d.	July 24, 2008;
e.	August 19, 2008, and the amendment thereto filed on Form 8-K/A, filed August 19, 2008;
f.	September 26, 2008;
g.	November 19, 2008, and the amendment thereto filed on Form 8-K/A, filed November 19, 2008;
h.	December 31, 2008; and
i.	January 9, 2009.

(4)
The description of the Company's common stock contained in the Company's Form 10-SB filed September 22, 1999 (File No. 000-27419; Accession Number 0001010412-99-000242), including any amendment or report filed for the purpose of updating such description.

All documents filed by American Security Resources Corp. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

ITEM 4. DESCRIPTION OF SECURITIES
Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “ARSC.”

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
The law firm of Brewer & Pritchard, of which Thomas C. Pritchard is a member, has provided legal advice to the Registrant, and has also rendered a legal opinion attached hereto as an Exhibit, as to the validity and due issuance of the shares of the Company’s common stock to be issued and registered hereby. Brewer & Pritchard does not currently own any shares of the Company’s common stock; however, the Company will from time to time issue shares of its common stock to Brewer & Pritchard or Thomas C. Pritchard as payment for legal services rendered.  Neither Thomas C. Pritchard, nor the law firm of Brewer & Pritchard has been employed on a contingent basis.  Other than the shares of Company common stock to be issued, neither Mr. Pritchard nor Brewer & Pritchard has or is to receive a substantial interest direct or indirect in Registrant, nor are either of them connected with Registrant other than in their role as outside legal counsel for the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Company’s officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company’s bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation, the Bylaws or by Agreement. The Articles of Incorporation do not specifically limit the directors’ liability; however the Bylaws specify the extent and nature of any liability of directors, as detailed below. There are currently no agreements in effect, which would limit such liability. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that the Company will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

The Company’s bylaws provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

The Company’s bylaws provide that no advance shall be made by it to an officer of the company, except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS
Exhibit No.	Identification of Exhibit
4.1	2009 Stock Option Plan
5.1	Opinion of Brewer & Pritchard, P.C.
23.1	Consent of Brewer & Pritchard, P.C. *
23.2	Consent of Independent Auditor
23.3	Consent of Independent Auditor
_____________________
* Included in its opinion filed as Exhibit 5.1

ITEM 9. UNDERTAKINGS
(a)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on this 30th day of January, 2009.

American Security Resources Corp.

By: /s/  Frank Neukomm
Frank Neukomm, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 30th day of January, 2009.

Signature	Title	Date
/s/ Frank Neukomm Frank Neukomm	Chief Executive Officer & Secretary Chairman of the Board	January 30, 2009
/s/ Robert Farr Robert Farr	President, Chief Operating Officer and Director	January 30, 2009
/s/ Sam H. Lindsey, Jr. Sam H. Lindsey, Jr.	Chief Financial Officer	January 30, 2009
/s/ Robert J. Wilson Robert J. Wilson	Director	January 30, 2009
/s/ Alvie T. Merrill Alvie T. Merrill	Director	January 30, 2009
/s/ James R. Twedt James R. Twedt	Director	January 30, 2009